Exhibit 10.1

EXECUTION COPY

AMENDMENT AND EXCHANGE AGREEMENT
This Amendment and Exchange Agreement (the “Agreement”) is entered into as of the 22nd day of July, 2015, by and among Ascent Solar Technologies, Inc., a Delaware corporation (the “Company”), and the investor signatory hereto (the “Holder”), with reference to the following facts:
A.    Prior to the date hereof, pursuant to that Securities Purchase Agreement, dated as of November 14, 2014, by and between the Company and the Holder (the “Initial Securities Purchase Agreement”), the Company issued to the Holder, among other things, (i) a senior convertible note, convertible into shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), in accordance with the terms of thereof (the “Note”, as converted the “Conversion Shares”) and (ii) a Warrant to Purchase Common Stock, exercisable as of the date hereof into such aggregate number of shares of Common Stock as set forth on the signature page of the Holder (without regard to any limitations on exercise set forth therein) (the “Initial Warrant”, as exercised, the “Initial Warrant Shares”).
B.    Prior to the date hereof, pursuant to that Securities Purchase Agreement, dated as of February 19, 2015, by and between the Company and the Holder (the “Additional Securities Purchase Agreement”, and together with the Initial Securities Purchase Agreement, the “Securities Purchase Agreements”), the Company issued, among other things, an additional Warrant to Purchase Common Stock, exercisable as of the date hereof into such aggregate number of shares of Common Stock as set forth on the signature page of the Holder (without regard to any limitations on exercise set forth therein) (the “Additional Warrant”, as exercised, the “Additional Warrant Shares”). The Initial Warrant and the Additional Warrant are collectively referred to herein as the “Warrants” and the Initial Warrant Shares and the Additional Warrant Shares are collectively referred to herein as the “Warrant Shares”.
C.    The Company and the Holder desires (x) to exchange (the “Exchange”) the Initial Warrant for a right to receive common stock in the form attached hereto as Exhibit A, initially exercisable into such aggregate number of shares of Common Stock as set forth on the signature page of the Holder (without regard to any limitations on exercise set forth herein) (the “Right”, as exercised, the “Right Shares”) and (y) to cancel the Additional Warrant (the “Cancellation”). The Right Shares, the Rights, this Agreement and such other documents and certificates related thereto are collectively referred to herein as the “Exchange Documents”.
D.     Each of the Company and the Holder desire to effectuate the Exchange and the Cancellation on the basis and subject to the terms and conditions set forth in this Agreement.
E.     The Exchange is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).
F.     Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreements.
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.Exchange and Cancellation. On the date hereof, pursuant to Section 3(a)(9) of the Securities Act, the Holder hereby agrees to convey, assign and transfer the Initial Warrants to the Company in exchange for which the Company agrees to issue the Rights to the Holder and, upon delivery of the Rights to the Holder, the parties shall consummate the Cancellation in accordance herewith.
(a)On the date hereof, in exchange for the Initial Warrants, the Company shall deliver or cause to be delivered to the Holder (or its designee) the Rights at the address for delivery set forth on the Schedule of Buyers to the Initial Securities Purchase Agreement.
(b)The Rights shall each be issued with the following securities act legend:
NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.
(c)The Holder shall deliver or cause to be delivered to the Company (or its designee) the Warrants (or affidavit of lost warrants, in form provided upon request by the Company and reasonably acceptable to the Holder) as soon as commercially practicable following the date hereof (the “Delivery Date”). Immediately following the delivery of the Rights to the Holder (or its designee), the Holder shall relinquish all rights, title and interest in the Warrants and assign the same to the Company, and the Warrants shall be cancelled.
(d)On or prior to the date hereof, the Company shall satisfy all conditions set forth in Section 7 of the Initial Securities Purchase Agreement (as amended hereby) with respect to the Exchange Documents as if the date hereof was the Closing Date (as defined therein), mutatis mutandis.

(e)The parties acknowledge and agree that the Rights shall be issued to the Holder in exchange for the Initial Warrant without the payment of any additional consideration.
(f)During the period commencing on the date hereof and ending on the earlier of: (i) May 22, 2016, (ii) the occurrence of any Event of Default (as defined in the Notes) or (iii) any breach by the Company of any term of this Agreement or the Rights that is not cured within five (5) Trading Days following delivery of written notice of such breach by the Holder to the Company, the Holder shall not sell, in any Measurement Period (as defined below) (other than Permitted Shares (as defined below)), more than the sum of (x) the Basic Permitted Amount (as defined below) of Rights Shares for the applicable Measurement Period and (y) any unused Basic Permitted Amount from any prior Measurement Period; provided, that the forgoing restrictions shall not apply to any sale of Right Shares (collectively, the “Permitted Shares”) on any Trading Day at a price equal to or greater than $1.25 per share (subject to adjustment for any stock dividend, stock split, stock combination, recapitalization or other similar transaction after the date hereof). For the avoidance of doubt, the foregoing restrictions solely relate to the Rights Shares and nothing herein shall restrict any other transactions, trading or other actions with respect to other securities of the Company (including, without limitation, any securities issued or issuable upon conversion of the Note). For the purpose of this Agreement, (i) “Basic Permitted Amount” means, with respect to any given Measurement Period, (x) if prior to November 22, 2015, 750,000 Rights Shares or (ii) if on or after November 22, 2015, 1,133,334 Rights Shares, in each case, subject to adjustment for any stock dividend, stock split, stock combination, recapitalization or other similar transaction after the date hereof, and (ii) “Measurement Period” means (x) initially, the thirty (30) calendar day period commencing on the date hereof and (y) thereafter, each subsequent thirty (30) calendar day period commencing on the calendar day immediately following the prior Measurement Period.
(g)Notwithstanding anything herein to the contrary, on or after the date hereof, the Holder may, directly or indirectly, sell or transfer all, or any part, of the Rights or Rights Shares to any Person (an “Assignee”) without complying with (or otherwise limited by) the restrictions set forth in Section 1(f) above; provided, that as a condition to any such sale or transfer an authorized signatory of the Company and such Assignee duly execute and deliver a leak-out agreement including Section 1(f) above with respect to such transferred Rights or Rights Shares (an “Assignee Agreement”) and sales of the Holder and all Assignees shall be aggregated for all purposes of Section 1(f) above and all Assignee Agreements.
2.    Amendments; Acknowledgements.
(a)Ratifications. Except as otherwise expressly provided herein, the Initial Securities Purchase Agreement and each other Transaction Document (as defined in the Initial Securities Purchase Agreement), is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the date hereof: (i) all references in the Initial Securities Purchase Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Initial Securities Purchase Agreement shall mean the Initial Securities Purchase Agreement as amended by this Agreement, and (ii) all references in the other Transaction Documents, to the “Securities

Purchase Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Initial Securities Purchase Agreement as amended by this Agreement.
(b)Amendments to Initial Transaction Documents. Effective as of the date hereof, each of the Transaction Documents are hereby amended as follows:
(i) The defined term “Warrants” is hereby amended to include “Rights” (as defined in the that certain Amendment and Exchange Agreement, dated July 22, 2015, by and between the Company and the Buyer signatory thereto (the “Exchange Agreement”))”.
(ii) The defined term “Warrant Shares” is hereby amended to include “Right Shares” (as defined in the Exchange Agreement)”.
(iii) The defined term “Transaction Documents” shall be amended to include this Agreement.
(c)Acknowledgment. The parties hereto acknowledge and agree that as of the date hereof the Maximum Percentage (as defined in the Notes) remains set at 9.99%.
(d)Acknowledgment Regarding Notes.  The Holder holds certain Notes issued by the Company pursuant to the Initial Securities Purchase Agreement.  The Holder hereby consents to the issuance of the Right and the Right Shares and waives any provisions in any Transaction Documents (as defined in the Notes) that would otherwise prohibit the issuance of the Right and the Right Shares in accordance with this Agreement, and the Right and the Right Shares shall be deemed to be Excluded Securities (as defined in each of the Notes) and the Right and the Right Shares shall not be deemed to be Variable Price Securities (as defined in each of the Notes), in each case, for all purposes under the Notes.
3.    Representations and Warranties.
(a)Company Bring Down; No Event of Default. Except as set forth on Schedule 3(a) attached hereto, the Company hereby makes the representations and warranties to the Holder as set forth in Section 3 of the Initial Securities Purchase Agreement (as amended hereby) as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Amendment, mutatis mutandis. The Company represents and warrants to the Investor that after giving effect to the terms of this Agreement no Event of Default (as defined in the Note) shall have occurred and be continuing as of the date hereof.
(b)Holder Bring Down; Ownership Representation. The Holder hereby makes the representations and warranties as to itself only as set forth in Section 2 of the Initial Securities Purchase Agreement (as amended hereby) as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Agreement, mutatis mutandis. The Holder owns the Warrants free and clear of any liens (other than the obligations pursuant to this Agreement, the Transaction Documents and applicable securities laws).

4.    Disclosure of Transaction. The Company shall, on or before 8:30 a.m., New York City Time, on or prior to the first business day after the date of this Agreement, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching the Exchange Documents, to the extent they are required to be filed under the 1934 Act, that have not previously been filed with the SEC by the Company (including, without limitation, the Rights and this Agreement) as exhibits to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated by the Exchange Documents or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holder or any of their affiliates, on the other hand, shall terminate. Neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to make a press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion), except as required by applicable law, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder in any filing, announcement, release or otherwise.
5.    No Integration. None of the Company, its Subsidiaries, any of their affiliates, or any Person acting on their behalf shall, directly or indirectly, make any offers or sales of any security (as defined in the Securities Act) or solicit any offers to buy any security or take any other actions, under circumstances that would require registration of any of the Rights Shares under the Securities Act or cause this offering of the Rights Shares to be integrated with such offering or any prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market and/or any exchange or automated quotation system on which any of the securities of the Company are listed or designated.
6.    Listing. The Company shall promptly secure the listing or designation for quotation (as applicable) of all of the Rights Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or designated for quotation (as applicable) (subject to official notice of issuance) and shall maintain such listing of all the Rights Shares from time to time issuable under the terms of the Exchange Documents. The Company shall maintain the Common Stock’s authorization for quotation on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 6.

7.    Fees. The Company shall promptly reimburse Kelley Drye & Warren, LLP (counsel to the lead investor), on demand, for all reasonable, documented costs and expenses incurred by it in connection with preparing and delivering this Agreement (including, without limitation, all reasonable, documented legal fees and disbursements in connection therewith, and due diligence in connection with the transactions contemplated thereby) in an aggregate amount not to exceed $20,000.
8.    Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of the Right (and upon exercise of the Right, the Right Shares) may be tacked onto the holding period of the Initial Warrant, and the Company agrees not to take a position contrary to this Section 8. The Company acknowledges and agrees that (assuming the Holder is not an affiliate of the Company) (i) upon issuance in accordance with the terms of the Rights, the Right Shares are, as of the date hereof, eligible to be resold pursuant to Rule 144, (ii) the Company is not aware of any event reasonably likely to occur that would reasonably be expected to result in the Right Shares becoming ineligible to be resold by the Holder pursuant to Rule 144 and (ii) in connection with any resale of Rights Shares pursuant to Rule 144, the Holder shall solely be required to provide reasonable assurances that such Rights Shares are eligible for resale, assignment or transfer under Rule 144, which shall not include an opinion of Holder’s counsel. The Company shall be responsible for any transfer agent fees or DTC fees or legal fees of the Company’s counsel with respect to the removal of legends, if any, or issuance of Rights Shares in accordance herewith.
9.    Blue Sky. The Company shall make all filings and reports relating to the Exchange required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.
10.    Miscellaneous Provisions. Section 9 of the Securities Purchase Agreements (as amended hereby) is hereby incorporated by reference herein, mutatis mutandis.
11.    Termination. Notwithstanding anything contained in this Agreement to the contrary, if the Effective Date has not occurred and the Company does not deliver the Rights to the Holder in accordance with Section 1 hereof, then, at the election of the Holder delivered in writing to the Company at any time after the fifth (5th) business day immediately following the date of this Agreement, this Agreement shall be terminated and be null and void ab initio, the Exchange and the Cancellation shall not occur and the Warrants shall remain outstanding as if this Agreement never existed.
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IN WITNESS WHEREOF, Holders and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

COMPANY: ASCENT SOLAR TECHNOLOGIES, INC. By: /s/ Victor Lee Name: Victor Lee Title: Chief Executive Officer

IN WITNESS WHEREOF, Holders and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

HOLDER:

HUDSON BAY MASTER FUND LTD

By: /s/ George Antonopoulos
Name: George Antonopoulos
      Title: Authorized Signatory

Number of Initial Warrant Shares issuable upon exercise of the Initial Warrant as of the date hereof (without regard to any limitations on exercise):

7,777,778
Number of Additional Warrant Shares issuable upon exercise of the Additional Warrant as of the date hereof (without regard to any limitations on exercise):

541,126
Number of Right Shares initially issuable upon exercise of the Right to be issued hereunder (without regard to any limitations on exercise):

 8,300,000